UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2011

WOLVERINE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35034	27-3939016
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5710 Eastman Avenue, Midland, Michigan	48640
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (989) 631-4280

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the date of the 2011 annual meeting of stockholders of Wolverine Bancorp, Inc. (the “Registrant”) and the matters to be considered at the annual meeting.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to strategic objectives, anticipated financial results, future business prospects and decisions that are subject to change.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Item 7.01                      Regulation FD Disclosure

On February 23, 2011, the Registrant announced that the Registrant’s 2011 annual meeting is expected to be held on Monday, May 23, 2011.

It is anticipated that, at the annual meeting, stockholders will consider the election of directors and the ratification of the appointment of the Registrant’s independent registered public accounting firm.

Item 9.01                      Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WOLVERINE BANCORP, INC.
DATE: February 23, 2011	By: /s/ David H. Dunn
David H. Dunn
President and Chief Executive Officer